Exhibit (n)(3)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of Royce Value Trust, Inc.

          We consent to the reference of our Firm under the headings "Financial Highlights" and "Experts" in the Prospectus of the Royce Value Trust, Inc. on Form N-2 Amendment No. 22 under the Investment Company Act of 1940 (File No. 811-4875). We further consent to the use of our opinion dated February 13, 1995 relating to the audited financial statements of Royce Value Trust, Inc. for the year ended December 31, 1994 which have been incorporated by reference in this Registration Statement.


                                                 /s/ COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
April 24, 1998